Exhibit 3.9

RESTATED CERTIFICATE OF INCORPORATION

OF

MONOGRAM INDUSTRIES, INC.

Pursuant to Section 242 and Section 245 of the General Corporation Law of the State of Delaware, Monogram Industries, Inc. has adopted this Restated Certificate of Incorporation, restating, integrating and further amending its Certificate of Incorporation (originally filed September 17, 1969), which Restated Certificate of Incorporation has been duly proposed by the directors and adopted by the stockholders of this Corporation in accordance with the provisions of said Section 242 and Section 245.

ARTICLE I

The name of this Corporation is AFC CABLE SYSTEMS, INC.

ARTICLE II

The registered office of this Corporation in the State of Delaware is located at 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

The total number of shares of stock that this Corporation shall have authority to issue is 15,000,000 shares of common stock, $.01 par value (the “Common Stock”), and 1,000,000 shares of preferred stock, $.01 par value per share (the “Preferred Stock”). Subject to the limitations prescribed by law and the provisions of this Restated Certificate of Incorporation, the Board of Directors of the Corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issuance of such Preferred Stock.

Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this Corporation and each share of Common Stock shall be entitled to one vote.

ARTICLE V

Except as provided to the contrary in the provisions establishing a class or series of stock, the amount of the authorized stock of this corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this Corporation entitled vote.

ARTICLE VI

The election of directors need not be by ballot unless the By-laws shall so require.

ARTICLE VII

In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal by-laws made by the Board of Directors as provided for in this Restated Certificate of Incorporation. The affirmative vote of a majority of the total number of votes of the then outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class shall be required for the adoption, amendment or repeal of by-laws by the stockholders of this Corporation. Subject to the provisions set forth herein, this Corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law.

ARTICLE VIII

A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this ARTICLE VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE IX

This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or vas a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defence of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this ARTICLE IX shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this ARTICLE IX shall not adversely affect any right or protection of a director of officer of this Corporation with respect to any acts or omissions of such director of officer occurring prior to such repeal or modification.

ARTICLE X

The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the By-laws of this Corporation.

ARTICLE XI

If at any time this Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

ARTICLE XII

The provisions of Section 203 of the Delaware General Corporation Law shall not apply to this Corporation.

ARTICLE XIII

The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a Business Combination (as defined below), shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorised to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

(i) the interests of the Corporation’s stockholders;

(ii) whether the proposed transaction might violate federal or state laws;

(iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation’s financial condition and future prospects; and

(iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine. For purposes of this Article XIII, the term “Business Combination” shall mean (i) any merger or consolidation of the Corporation or a subsidiary of the Corporation, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation the creation of a mortgage or any other security devise, of all or any substantial part of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary of the Corporation, (iii) any reclassification of capital stock of the Corporation or any Subsidiary of the Corporation or any recapitalization involving capital stock of the Corporation or any subsidiary of the Corporation or (iv) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

ARTICLE XIV

The Board of Directors of the Corporation is authorized from time to time to enact by resolution, without additional authorization by the stockholders of the Corporation, by-laws of the Corporation, in such form and with such additional terms as the Board of Directors may determine, with respect to the matters of corporate proceeding set forth below:

(a) Regulation of the procedure for submitting nominations of persons to be elected directors which shall be made only at a meeting of stockholders, including requirements that nominations of persons to be elected directors, other than nominations submitted on behalf of the incumbent Board of Directors, be (i) accompanied by a petition in support of such nominations signed by at least that number of holders of shares of capital stock of the Corporation entitled to vote in elections of directors as is specified in such by-law (but not more than one hundred such holders), holding in the aggregate not less than that percentage of the shares of capital stock of the Corporation entitled to vote in elections of directors outstanding as of the date such petition is submitted as specified in such by-law (but not more than 1%); and (ii) submitted to the corporate secretary or other designated officer or agent of the Corporation that number of days before the meeting of the stockholders at which such election is to be held as is specified in such by-law. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by this ARTICLE XIV or any by-law adopted pursuant hereto, and if he so determines, he shall so declare to the meeting, and the defective nomination shall be disregarded.

(b) Regulation of business to be conducted at meetings of stockholders, including requirements that only such business shall be conducted and only such proposals shall be acted upon as are directed by the Board of Directors or as are made by a stockholder who has submitted notice thereof to the corporate secretary or other designated officer or agent of the Corporation that number of days before the meeting of stockholders at which such proposal is to be made as is specified in such by-law (but not more than sixty days before such meeting) setting forth such proposal, the reasons therefor, the identity of the stockholder or stockholders making such proposal, the number of shares of capital stock which are beneficially owned by them and any financial interest of such stockholders in such proposal as specified in such bylaw. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that proposed business or a proposal was not made in accordance with the provisions prescribed by this ARTICLE XIV or any by-law adopted pursuant hereto, and if he so determines, he shall so declare to the meeting, and any such business shall not be transacted or any such proposal shall be disregarded.

(c) Regulation of the order of business and conduct of stockholder meetings and the authority of the presiding officer and of the attendance at annual or special meetings of the stockholders of the Corporation, including the limitation of attendance through a ticket procedure pursuant to which persons who wish to attend such meetings would be required to provide written notice to the corporate secretary or other designated officer or agent of the Corporation that number of days prior to the date of such meeting specified in such by-law (but not more than thirty days before such meeting) of their intent to attend in person, and the corporate secretary or other designated officer or agent of the Corporation would issue a single admission ticket to each holder of shares of the stock of the Corporation entitled to vote at such meeting and to such other persons as the Board of Directors may direct, and admission to such meeting would be limited to holders of such tickets and officers and directors of, counsel to, and the auditors of, the Corporation and, to the extent authorized by the Board of Directors, the presiding officer at such meeting, employees or other agents of the Corporation. Application of any such by-law, if adopted, in any particular case would be permitted to be waived by the presiding officer at such meeting.

(d) Regulation of the ability of the Corporation’s stockholders to call special meetings of the stockholders.

In the event that any such by-law is adopted pursuant to this ARTICLE XIV, such by-law may only be amended or repealed upon the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at any regular or special meeting of the stockholders, but only if notice of the proposed amendment or repeal was contained in the notice of such meeting.

ARTICLE XV

(A) After the Public Offering Time (as defined below) the directors of the Corporation, other than those who nay be elected pursuant to the terms of any series of Preferred Stock or any other securities of the Corporation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the Corporation, one class (“Class I”) whose term expires at the first annual meeting of stockholders to be held after the Public Offering Time, another class (“Class II”) whose term expires at the second annual meeting of stockholders to be held after the Public Offering Time, and another class (“Class III”) whose term expires at the third annual meeting of stockholders to be held after the Public Offering Time, with each class to hold office until its successors are elected and qualified. The classes shall be initially comprised of directors serving on the Board of Directors at the Public offering Time, and the membership of each class shall be initially determined by the Board of Directors at such time. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Any director elected to fill a newly created directorship or any vacancy on the Board of Directors resulting from any death, resignation, removal or other cause shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

(B) Except as otherwise provided pursuant to the provisions of this Restated Certificate of Incorporation or By-laws relating to the rights of the holders of any series of Preferred stock or any other securities of the Corporation, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of a majority of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Any vacancy in the Board of Directors resulting from any such removal may be filled by vote of a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successor shall be elected and qualified or until their earlier death, resignation or removal. For purposes of this subsection B, “cause” shall mean the willful and continuous failure of a director to substantially perform such director’s duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

(C) In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be appointed by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(D) The term “Public Offering Time” shall mean the time of the initial sale of shares of Common Stock of this Corporation pursuant to an initial public offering of such shares registered with the Securities and Exchange Commission, prior to any transfer of beneficial ownership of such shares in such offering but after corporate reorganizations involving the Corporation and any other affiliates of the Corporation contemplated to occur prior to the sale of shares in such offering in the registration statement pursuant to which such offering is made.

IN WITNESS WHEREOF, said Monogram Industries, Inc. has caused this Restated Certificate of Incorporation to be signed by Ralph R. Papitto, its Chairman of the Board, and attested by Raymond H. Keller its Secretary this 7th day of October, 1993.

/s/ Ralph R. Papitto
Chairman of the Board

ATTEST:

/s/ Raymond H. Keller
Secretary

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

AFC CABLE SYSTEMS, INC.

AFC Cable Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That, pursuant to action taken at a meeting of the Board of Directors of the Corporation held on April 19, 1994, the Board of Directors of the corporation has duly adopted the following resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring the advisability thereof and calling for submission of the proposed amendment to the stockholders of the Corporation for their approval and adoption:

RESOLVED:                     That Articles XII and XIII of the Corporation’s Restated Certificate of Incorporation (the “Certificate”) be amended (the “Amendment”) to read in their entirety as follows:

“ARTICLE XII

(A)                The provisions of Section 203 of the Delaware General Corporation Law shall not apply to this Corporation.

(B)                Except as set forth in Section (E) of this ARTICLE XII, the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required for the approval or authorization of any Business Combination of the corporation with any Related Person.

(C)                For purposes of this Restated Certificate of Incorporation:

(1)  The term “Business Combination” shall mean

(a) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with or into the Related Person regardless of which corporation survives;

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) (a) to or with the Related Person, whether as part of a dissolution or otherwise, of all or any substantial part of the assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation or (b) to or with the Corporation, whether as part of a dissolution or otherwise, of all or any substantial part of the assets of the Related Person;

(c) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the Related Person, except (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the corporation or any such subsidiary which securities were outstanding prior to the time that the Related Person became such, (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the Related Person became such, (iii) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock, or (iv) any issuance or transfer of stock by the Corporation, provided, however, that in no case under (ii)-(iv) above shall there be an increase in the Related Person’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation;

(d) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such

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subsidiary which is owned by the Related Person, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Related Person; or

(e) any receipt by the Related Person of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in clauses (a) - (d) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary of the Corporation.

(2) The term “Related Person” shall mean any individual, corporation, partnership, unincorporated association or other person or entity (collectively, a “Person”) that together with its affiliates and associates beneficially owns, in the aggregate 5% or more of the outstanding shares of the voting stock of any class of the Corporation, and any affiliate or associate of such Person; provided, however, that the term “Related Person” shall not include (a) the Corporation or any direct or indirect majority-owned subsidiary of the Corporation, (b) any Person that together with its affiliates and associates beneficially owned in the aggregate 5% or more of the outstanding shares of voting stock of any class of the Corporation on April 1, 1994, any affiliate or associate of such Person or any Person that acquired said shares from any such Person by gift, inheritance or in a transaction in which no consideration was exchanged, or (c) any Person whose ownership of shares in excess of the 5% limitation set forth in this ARTICLE XII is the result of action taken solely by the Corporation, provided that such Person shall be a Related Person if thereafter he acquired additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is a Related Person, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be beneficially owned by the Person pursuant to this ARTICLE XII but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or

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understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(3) The term “substantial part” shall mean assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding capital stock of the Corporation.

(4) The term “continuing director” shall mean (a) directors who were members of the Board of Directors of the Corporation on April 1, 1994, and (b) any other director who was nominated for his or her initial term of office prior to the time that any Related Person involved in the proposed Business Combination became a Related Person (or, if the transaction involves more than one Related Person, immediately prior to the time the first of such Persons to become a Related Person became a Related Person).

(5) Any Person shall be deemed to be the beneficial owner of any shares of stock of the Corporation

(a) that it owns directly, whether or not of record; or

(b) that it has the right to acquire (whether or not immediately exercisable) pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise; or

(c) that are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (b) above), by an affiliate or associate; or

(d) that are beneficially owned, directly or indirectly, by any other Person (including any shares which such other Person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise) with which it or its affiliates or associates has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation; provided, however, that a Person shall not be deemed the

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owner of any stock where such Person’s right to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more Persons.

(6) The term “affiliate” shall mean any individual, corporation, partnership or other person or entity that directly, or indirectly through one ore more intermediaries, controls or is controlled by or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(7) The term “associate” shall mean (a) any corporation or organization (other than this Corporation or a majority-owned subsidiary of this Corporation) of which such Person is an officer, director, trustee, partner or employee or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (b) any trust or other estate in which such Person serves as a trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of this Corporation or of any of its subsidiaries.

(D) The Board of Directors of the Corporation shall have the power to determine for the purposes of this ARTICLE XII, on the basis of information known to the Board of Directors, whether (1) a Person is a Related Person, and (2) a Person is an affiliate or associate of another. Any such determination shall be conclusive and binding for all purposes of this ARTICLE XII.

(E) The provisions of this ARTICLE XII shall not apply to any Business Combination with any person if (1) the Board of Directors of the Corporation has approved a memorandum of understanding with such Person with respect to such transaction or has approved the transaction which resulted in the Person’s becoming a Related Person, in either case prior to the time such Person became a Related Person; (2) such transaction is otherwise approved by the Board of Directors of the Corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were continuing directors; or (3) the Business Combination Involves solely the Corporation and a subsidiary greater than 50% of whose stock

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is owned by the Corporation and none of whose stock is beneficially owned by a Related Person (other than beneficial ownership arising solely because of control of the Corporation), provided that in the event the Corporation is not the surviving company of such Business Combination, each stockholder of the Corporation receives the same consideration in such transaction in proportion to his stockholdings, the provisions of ARTICLES VII, VIII, IX, and XI through XV of this Restated Certificate of Incorporation are continued in effect or adopted by such surviving company as part of its corporate charter and the provisions of such charter are not inconsistent with the provisions of such ARTICLES, and the provisions of the corporation’s by-laws are continued in effect or adopted by said surviving company.

(F) Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lessor percentage may be specified by law, this Restated Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of 80% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, excluding shares beneficially owned by a Related Person, shall be required to amend or repeal, or to adopt any provision inconsistent with the purposes or intent of this Article XII.

ARTICLE XIII

The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a Business Combination (as defined in Article XII), shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

(i) the interests of the Corporation’s stockholders;

(ii) whether the proposed transaction might violate federal or state laws;

(iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for

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the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other Corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation’s financial condition and future prospects; and

(iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.”

FURTHER RESOLVED:

That the directors deem the Amendment to be advisable; that the Amendment be submitted to this Corporation’s stockholders for their consideration and approval at the 1994 Annual Meeting of Stockholders of this Corporation; and that upon approval by the stockholders, the Amendment be filed with the Delaware Secretary of State.

SECOND: That the Annual Meeting of Stockholders of the Corporation was duly called and subsequently held on May 11, 1994, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, AFC Cable Systems, Inc. has caused this Certificate of Amendment to be signed by Harry M. Crump, its President, and Raymond H. Keller, its Secretary, this 25th day of May, 1994.

AFC CABLE SYSTEMS, INC.

By:	/s/ Harry M. Crump
Harry M. Crump
President

Attest:

By:	/s/ Raymond H. Keller
Raymond H. Keller
Secretary

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CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

AFC CABLE SYSTEMS, INC.

AFC Cable Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:                That Article IV of the Restated Certificate of Incorporation be amended as follows:

“The total number of shares of stock that this Corporation shall have authority to issue is 50,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”). Subject to the limitations prescribed by law and the provisions of this Restated Certificate of Incorporation, the Board of Directors of the Corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issuance of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series therefor, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this Corporation and each share of Common Stock shall be entitled to one vote.”

SECOND:           That the said proposed Certificate of Amendment was duly adopted at a meeting of the Board of Directors of the Corporation held on April l, 1998, and that said Certificate of Amendment was submitted, approved and adopted at a meeting of the stockholders of the Corporation on May 27, 1998 pursuant to section 242.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by Robert R. Wheeler, its President, and Raymond H. Keller, its Secretary, this 10th day of June, 1998.

By:	/s/ Robert R. Wheeler
Robert R. Wheeler
President

Attest:

By:	/s/ Raymond H. Keller
Raymond H. Keller
Secretary

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CERTIFICATE OF MERGER
OF
TYCO ACQUISITION CORP. XXII
INTO
AFC CABLE SYSTEMS, INC.

(Under Section 251 of the Delaware General Corporation Law)

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), AFC Cable Systems, Inc. (“AFC Cable”), hereby certifies to the following information relating to the merger (the “Merger”) of Tyco Acquisition Corp. XXII, a Delaware corporation (“Tyco Acquisition”) into AFC Cable:

FIRST:               That the name and state of incorporation of each of the constituent corporations to the Merger are:

(a)            Tyco Acquisition Corp. XXII, a Delaware corporation; and

(b)            AFC Cable Systems, Inc., a Delaware corporation.

SECOND:          That an Agreement and Plan of Merger, dated as of August 31, 1999, among Tyco International (NV) Inc., a Nevada corporation and a wholly-owned subsidiary of Tyco International Ltd., a Bermuda company, Tyco Acquisition and AFC Cable (the “Merger Agreement”) setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251 of the DGCL

THIRD:              That the name of the surviving corporation is AFC Cable Systems, Inc. which will continue its existence as said surviving corporation under its present name upon the effective date of said Merger pursuant to the provisions of the laws of the state of Delaware.

FOURTH:          That the certificate of incorporation of AFC Cable, the surviving corporation, shall be the certificate of incorporation of the surviving corporation, except as follows:

(a)        Article IV is hereby amended and restated in its entirety to provide as follows:

“Article IV

The total number of shares of stock which this Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, par value $0.01 per share.”

(b)       Article XII is hereby amended and restated in its entirely to provide as follows:

“Article XII

The provisions of Section 203 of the Delaware General Corporation Law shall not apply to this corporation.”

(c)        Articles XIII, XIV and XV are hereby deleted.

FIFTH:               That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The principal place of business of the surviving corporation is: c/o AFC Cable Systems, Inc., 272 Duchaine Boulevard, New Bedford, Massachusetts 02745-1214.

SIXTH:              That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either Tyco Acquisition or AFC Cable.

SEVENTH:        This Certificate of Merger and the Merger provided for herein between the constituent corporations shall be effective at 4:30 p.m. (Eastern Time) on November 22, 1999 in accordance with the provisions of Sections 103 and 251(c) of the DGCL.

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IN WITNESS WHEREOF, this Certificate of Merger has been signed on behalf of the surviving corporation to the merger by a duly authorized officer on the 22nd day of November, 1999.

AFC CABLE SYSTEMS, INC.

By:	/s/ Raymond H. Keller
Name:	Raymond H. Keller
Title:	V.P. & CFO

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CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * * * *

AFC Cable Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of AFC Cable Systems, Inc. adopted the following resolution on the November 22, 1999.

Resolved, that the registered office of AFC Cable Systems, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, AFC Cable Systems, Inc. has caused this statement to be signed by Bernard J. Doherty, its Vice President, this December 22, 1999.

/s/ Bernard J. Doherty
Bernard J. Doherty
Vice President

(DEL. — 264 — 6/15/94)

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

Alliance Cable Corp.
(subsidiary)

INTO

AFC Cable Systems. Inc.
(parent)

* * * * * * *

AFC Cable Systems, Inc., a corporation organized and existing under the laws of Delaware.

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 17th day of September, 1969, pursuant to the Title 8, Section 101 of the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of the stock of Alliance Cable Corp., a corporation incorporated on the 18th day of May, 1984, pursuant to Chapter 156B of the Business Corporation Law of the Commonwealth of Massachusetts.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board, dated November 15, 2001, determined to and merge into itself said Alliance Cable Corp.

RESOLVED, that AFC Cable Systems, Inc. merge, and it hereby does merge into itself said Alliance Cable Corp. and assumes all of its obligations; and

FURTHER RESOLVED, that the merger shall be effective upon filing with the Secretary of State of Delaware.

FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Alliance Cable Corp. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may

1

be in anywise necessary or proper to effect said merger; and

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of AFC Cable Systems, Inc. at any time prior to the time that this merger being filed with the Secretary of State becomes effective.

IN WITNESS WHEREOF, said AFC Cable Systems, Inc. has caused this Certificate to be signed by John J. Guarnieri, its Vice President, this 20th day of November, 2001.

AFC CABLE SYSTEMS, INC.

By:	/s/ John J. Guarnieri
John J. Guarnieri Vice President

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CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

AFC Realty Holding Corp.

INTO

AFC Cable Systems. Inc.

* * * * * * *

AFC Cable Systems, Inc., a corporation organized and existing under the laws of Delaware.

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 17th day of September, 1969, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns (all/at least ninety percentum) of the outstanding shares (of each class) of the stock of AFC Realty Holding Corp., a corporation incorporated on the 25th day of November, 1997, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 25th day of September, 2002, determined to and did merge into itself said AFC Realty Holding Corp.:

RESOLVED, that AFC Cable Systems, Inc. merge, and it hereby does merge into itself AFC Realty Holding Corp. and assumes all of its obligations;

and

FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware;

and

FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said AFC Realty Holding Corp. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger;

IN WITNESS WHEREOF, said AFC Cable Systems, Inc. has caused this Certificate to be signed by John J. Guarnieri, its Vice President, this 25th day of September 2002.

AFC CABLE SYSTEMS, INC.

By	/s/ John J. Guarnieri
John J. Guarnieri, Vice President

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

Kaf-Tech, Inc.

INTO

AFC Cable Systems, Inc.

* * * * * * *

AFC Cable Systems, Inc., a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 17th day of September, 1969, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns (all/at least ninety percentum) of the outstanding shares (of each class) of the stock of Kaf-Tech, Inc., a corporation incorporated on the 13th day of September, 1994, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 25th day of September, 2002, determined to and did merge into itself said Kaf-Tech, Inc.:

RESOLVED, that AFC Cable Systems, Inc. merge, and it hereby does merge into itself Kaf-Tech, Inc. and assumes all of its obligations;

and

FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware;

and

FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Kaf-Tech, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger;

IN WITNESS WHEREOF, said AFC Cable Systems, Inc. has caused this Certificate to be signed by John J. Guarnieri, its Vice President, this 25th day of September 2002.

AFC CABLE SYSTEMS, INC.

By	/s/ John J. Guarnieri
John J. Guarnieri, Vice President

CERTIFICATE OF MERGER

OF

Spiraduct, Inc.

INTO

AFC Cable Systems, Inc.

* * * * * * * * * * *

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware.

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

AFC Cable Systems, Inc.	Delaware

Spiraduct, Inc.	Pennsylvania

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is AFC Cable Systems, Inc., a Delaware corporation.

FOURTH: That the Restated Certificate of Incorporation of AFC Cable Systems, Inc., a Delaware corporation which is surviving the merger, shall be the Restated Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is Three Tyco Park, Exeter, NH 03833.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par value per share or statement that shares are without par value

Spiraduct, Inc.	A	250	$1.00
	B	250	$1.00

AFC Cable Systems, Inc.	N/A	1000	$0.01

Dated: September 25, 2002
AFC CABLE SYSTEMS, INC.

	By:	/s/ John J. Guarnieri
John J. Guarnieri, Vice President